Black Mountain Resources Limited
ACN 147 106 974
(**BMZ**)

and

Shoshone Silver and Gold Mining Company
(**Shoshone**)

Binding Terms Sheet

Binding Terms Sheet

Private and Confidential

Date: July 2012

Recitals

A. BMZ is a company listed on the ASX with interest in the Conjecture silver project in the Lakeview District, Idaho (**Conjecture Project**).

B. Shoshone has a 100% interest in the Lakeview Mill in the Lakeview District, Idaho (**Lakeview Mill**) and the patented and unpatented mining claims forming the Weber Mine in the Lakeview District as set out in the attached Schedule (**Mining Claims**).

C. This Terms Sheet sets out the terms and conditions upon which BMZ or its nominee agrees to an option to enter into a long term lease of the Lakeview Mill and to acquire 100% of the Mining Claims (**Transaction**).

D. This Terms Sheet supersedes any and all previous correspondence, agreements or understanding between the parties and is binding on the parties as and from execution.

E. The parties intend to be bound by this Terms Sheet but agreed to have its terms restated in a formal agreements which shall be consistent with, but may be more expansive and precise than, this Terms Sheet.

Operative provisions

1. Acquisition

(a) BMZ and Shoshone agree to an exclusive 90 day option (**Option**) whereby BMZ (or its nominee) may elect enter into a 15 year lease of the Lakeview Mill renewable for a further 2 periods of 15 years each (**Lakeview Mill Lease**)and to acquire the Mining Claims free of encumbrances for the consideration referred to in clause 2 below.

(b) In addition, BMZ shall have a pre-emptive right and the first right of refusal to acquire Shoshone's interest in any further patented and/or unpatented mining claims in the Lakeview Mining District or the Coeur d'Alene Mining District including the Idaho Lakeview Mine properties, Keep Cool Mine properties, Talacho Claim Group properties, Auxer Mine properties and Silver Strand Mine properties.

(c) Following completion of the Transaction, Shoshone have a right to use any excess capacity at the Lakeview Mill to process ore from its other projects on commercial terms.

(d) For avoidance of doubt any capital expenditure by BMZ on the Lakeview Mill during the term of the Lakeview Mill Lease is at BMZ's sole expense and any fixed additions to the Lakeview Mill remain the property of Shoshone following the expiry or the termination of the Lakeview Mill Lease.

2. **Consideration**

The consideration to be satisfied by BMZ in consideration for the Transaction is:

(a) payment of a cash option fee of US$500,000 (**Option Fee**) payable by BMZ within 7 days of execution of the Terms Sheet;

(b) issue of 5,000,000 fully paid ordinary shares in the capital of BMZ to Shoshone (or its nominee) at Settlement (**Consideration Shares**), of which 2,500,000 will be subject to 12 months voluntary escrow;

(c) a US$10 per ton toll milling charge on all ore processed from BMZ's projects, other than the Mining Claims, payable to Shoshone (**Toll Milling Fee**); and

(d) for every year after the first 10 years of the Lakeview Mill Lease (30 September 2022), BMZ agrees to pay Shoshone a minimum of US$250,000 for the Toll Milling Fees. Where the annual Toll Milling Fees are less than US$250,000, then BMZ will make an additional payment to Shoshone to ensure the minimum amount is met.

3. **Conditions Precedent**

Completion of the Transaction is conditional upon the satisfaction (or waiver) of the following conditions precedent:

(a) completion of due diligence by BMZ on the Lakeview Mill and the Mining Claims, to the satisfaction of BMZ within 30 days of signing this Terms Sheet or such later date as agreed by the parties in writing;

(b) BMZ exercising the option to enter into the Lakeview Mill Lease and to acquire the Mining Claims on exercising such option within 90 days of signing this Terms Sheet or such later date as agreed by the parties in writing;

(c) the shareholders of BMZ approving the Transaction, if required, within 90 days of signing this Terms Sheet or such later date as agreed by the parties in writing;

(d) all necessary consents and approvals for the Transaction (if any) within 90 days of signing this Terms Sheet or such later date as agreed by the parties in writing;

(e) the parties entering into formal agreements, including a lease agreement, incorporating the terms of this agreement and additional terms appropriate for a transaction of this nature within 90 days of signing this Terms Sheet or such later date as agreed by the parties in writing.

If the conditions set out above are not satisfied (or waived) within the period set out above, the agreement constituted by this Terms Sheet will be at an end and the parties will be released from their obligations under this Terms Sheet. The Parties will use their best efforts to ensure that the conditions precedent are met as soon as possible.

4. Settlement

(a) Settlement of Transaction will occur on that date which is 5 business days of satisfaction (or waiver) of the conditions precedent (**Settlement**).

(b) At settlement:

(i) in accordance with clause 2 BMZ shall allot and issue the Consideration Shares and deliver holding statements to the Shareholders for those Consideration Shares;

(ii) Shoshone must:

(A) place BMZ (or its nominee) in effective possession and control of the Lakeview Mill in accordance with the terms of the Lakeview Mill Lease; and

(B) transfer title to the Mining Claims to BMZ (or its nominee), arrange for the registration of change of registered owner of the properties with appropriate organisation, including the Bureau of Land Management in respect of any unpatented claims, and place BMZ (or its nominee) in effective possession and control of the Mining Claims.

5. Warranties and Indemnities

5.1 Shoshone Warranties

By execution of this Terms Sheet, Shoshone make the following representations and warranties:

(a) it has a 100% interest in the Lakeview Mill and the Lakeview Mill and the land on which it is situated is fully permitted and operational;

(b) the Mining Claims are on patented and unpatented claims as set out in the schedule;

(c) it has a 100% interest in the Mining Claims and the Mining Claims are transferable in accordance with the terms of this Terms Sheet;

(d) there are no events of default in respect of the permits that form part of the Lakeview Mill or the Mining Claims which have not been cured or waived;

(e) all provisions of the relevant mining legislation and all other relevant laws have been complied with insofar as they apply to the Lakeview Mill or the Mining Claims permits;

(f) all rent and rates and all expenditure conditions (which are due and payable or required to have been complied with) in respect of the Lakeview Mill or the Mining Claims, to the best of its knowledge, have been paid and complied with;

(g) Shoshone is not engaged in litigation, arbitration, prosecution or other legal proceedings relating to the Lakeview Mill or the Mining Claims or otherwise and having made all reasonable enquiries represents and warrants that there are no facts known or which ought to be known to Shoshone which are likely to give rise to the same;

(h) it has full power and authority necessary to enter into the Transaction; and

(i) such further warranties in relation to the Transaction which are usual for an agreement of this nature.

5.2 Shoshone Indemnities

Shoshone indemnifies BMZ in respect of the Option Fee paid in the event that any of the warranties or representations made in respect of the Lakeview Mill and/or Mining Claims are found to be materially false or misleading.

5.3 BMZ Warranties

BMZ warrants that it has full authority to enter into and complete the arrangements set out in this Terms Sheet.

6. Maintaining Status Quo

Other than as contemplated in this Terms Sheet, Shoshone agrees to not enter into any material contract or incur any material liability in respect of the Lakeview Mill or the Mining Claim without the consent of BMZ.

7. Formal Agreement

Notwithstanding the fact that this Terms Sheet is legally binding on the Parties, BMZ and Shoshone agree to enter into formal agreements, including a lease agreement, to more fully document the terms of the Transaction which shall be on terms acceptable to BMZ and Shoshone (acting reasonably) and which shall be consistent with the terms set out in this Terms Sheet.

8. Confidentiality

This Terms Sheet and all other information disclosed by the parties to each other (**Confidential Information**) is confidential and each party shall ensure that the Confidential Information remains confidential, except that the parties may make disclosure to their relevant advisors or as otherwise required by the law. The parties acknowledge both parties are listed on respective stock exchanges and agree to allow 24 hours for the other party to review any announcement in relation to the Transaction prior to its release.

9. Further Assurance

Each party shall sign and execute and do all deeds, acts, documents and things as may reasonably be required by the other parties to effectively carry out and give effect to the terms and intentions of this Terms Sheet.

10. Governing Law

The agreement constituted by this Terms Sheet shall be governed by and construed in accordance with the law from time to time in Idaho, USA. The parties agree to submit to the non-exclusive jurisdiction of the Courts of Idaho, USA and the courts which hear appeals from those courts.

11. Assignment

None of the parties may assign any of the rights or obligations conferred by this Terms Sheet without the consent of the other parties.

12. Costs

Each party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Terms sheet.

13. Notices

Each notice authorised or required to be given to a party shall be in writing and may be delivered personally or sent by properly addressed prepaid mail in each case addressed to the party at its address set out below:

In the case of BMZ: c/- Okap Ventures, Ground Floor, 1 Havelock, West Perth, WA, 6005

In the case of the Shoshone: 5968 Government Way, Suite 305, Couer d'Alene, 83815, Idaho.

14. Severance

If any provision of this Terms Sheet is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision shall be and continue to be valid and forceful in accordance with their terms.

15. Counterparts

This Terms Sheet may be executed in any number of counterparts (including by facsimile or electronic transmission) each of which when executed and delivered to other parties shall constitute an original, but all counterparts together shall constitute one and the same agreement.

Schedule 1 – Mining Claims

Mine	Claim Number	Registered Holder	Type	Area
Weber Mine				

Executed as an agreement.

Executed by)
Black Mountain Resources Limited)
ACN 147 106 974:)
in the accordance with the Corporations Act :)

Signature of Director

Signature of Director / Company Secretary

PETER NEIL LANDAU
Full Name of Director

Full Name of Director / Company Secretary

Executed by)
Shoshone Silver and Gold Mining Corporation)
in the accordance with its constituent documents:)

Signature of Director

Signature of Director / Company Secretary

GREG SMITH
Full Name of Director

HOWARD CROSBY
Full Name of Director / Company Secretary